Exhibit 99.1

        Praxair Reports Second-Quarter EPS of 75 Cents, Raises Guidance

    DANBURY, Conn.--(BUSINESS WIRE)--July 26, 2006--Praxair, Inc. (NYSE: PX) announced record second-quarter net income of $247 million, and diluted earnings per share of 75 cents. Net income grew 22%, and earnings per share grew 23% on a comparable basis including stock option expense in the prior year.*
    Sales in the second quarter rose 8% to $2,076 million, compared to $1,919 million in the 2005 quarter. Operating profit grew to $382 million from $311 million in the prior year on a comparable basis. The strong growth in operating profit was due to new business development, higher prices and productivity improvement. Operating profit in the quarter also included $15 million from insurance recoveries.
    "While some macro-economic indicators point to a slowdown, we have not seen any significant decline in demand from our customers," said Dennis H. Reilley, chairman and chief executive officer.
    In North America, second-quarter sales of $1,158 million rose 6% from $1,097 million in the year-ago quarter from higher sales to manufacturing, metals and electronics markets, and higher prices. Operating profit grew to $215 million, from $155 million in the prior-year period on a comparable basis. The strong growth in operating profit came primarily from higher sales, strong pricing and productivity gains.
    In Europe, sales of $296 million were 3% above the prior year, and increased 6% excluding the effect of a weaker euro. Underlying sales growth came from higher pricing and gases volume growth in Spain and Italy. Operating profit was $65 million.
    In South America, sales of $340 million grew 24% versus the year-ago quarter, and 13% excluding currency effects, from higher pricing and higher sales volumes. Sales growth came from energy, healthcare and metals markets. Operating profit rose to $58 million, an increase of 18% versus last year's quarter on a comparable basis.
    Sales in Asia grew 13% to $155 million, from $137 million in the year-ago quarter. Sales to electronics and metals markets drove the increase. Operating profit increased to $28 million, from $23 million in the prior-year period on a comparable basis.
    Praxair Surface Technologies' sales in the quarter grew to $127 million. Excluding currency effects, quarter-over-quarter sales growth was 4%, due to continued strong demand for OEM aviation coatings and higher pricing. Operating profit grew to $16 million, an increase of 23% on a comparable basis due to higher sales volumes and fixed cost control.
    Cash flow from operations was $392 million in the second quarter. Capital expenditures were $270 million. The company's after-tax return-on-capital ratio* improved to 14.5% for the quarter.
    For the third quarter of 2006, Praxair expects diluted earnings per share in the range of 70 cents to 73 cents, 19% to 24% above the third quarter of 2005, on a comparable basis.
    For the full year of 2006, Praxair expects year-over-year sales growth in the area of 10%. Raising its earnings guidance, Praxair expects diluted earnings per share to be in the range of $2.85 to $2.90, representing 18% to 20% growth versus the prior year on a comparable basis. Full-year capital expenditures are expected to be in the area of $1 billion, supporting a growing backlog of new projects across all geographic regions, which will come on-stream in 2007 and 2008.
    Commenting on Praxair's business outlook, Reilley said, "We are evaluating a significant number of new project opportunities across our business, fueled by the secular growth trends in infrastructure building and energy production. Our backlog of projects is steadily increasing, which we expect to drive sustainable earnings growth for the foreseeable future."

    Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2005 sales of $7.7 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

    *See the attachments for calculations of non-GAAP measures related to operating profit, net income, earnings per share, after-tax return-on-capital, and debt-to-capital ratios. All year-over-year comparisons use 2005 results adjusted to include stock option expense, and exclude the $92 million income tax charge in the third quarter.

    Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and
Appendix: Non-GAAP Measures

    A teleconference on Praxair's second-quarter results is being held this morning, July 26, at 11:00 am Eastern Time. The number is (617) 213-8056 -- Passcode: 68121021. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

    This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of tax and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of litigation and regulatory agency actions; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company's latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company's forward-looking statements in light of those risks.


                    PRAXAIR, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                   (Millions of dollars, except per
                              share data)
                              (UNAUDITED)

                                  Quarter Ended       Year to Date
                                    June 30,            June 30,
                               ------------------- -------------------
                                  2006      2005      2006      2005
                                --------  --------  --------  --------

SALES (a)                      $  2,076  $  1,919  $  4,102  $  3,746
Cost of sales                     1,238     1,167     2,445     2,276
Selling, general and
 administrative                     271       247       544       492
Depreciation and amortization       174       163       345       325
Research and development             22        19        43        39
Other income (expense) -
 net (b)                             11        (1)        9        17
                                --------  --------  --------  --------
OPERATING PROFIT (c)                382       322       734       631
Interest expense - net               41        41        79        83
                                --------  --------  --------  --------
INCOME BEFORE INCOME TAXES          341       281       655       548
Income taxes                         90        64       173       133
                                --------  --------  --------  --------
                                    251       217       482       415
Minority interests                   (7)      (13)      (15)      (20)
Income from equity investments        3         5         5         9
                                --------  --------  --------  --------
NET INCOME (c)                 $    247  $    209  $    472  $    404
                                ========  ========  ========  ========

PER SHARE DATA

Basic earnings per share       $   0.76  $   0.65  $   1.46  $   1.25

Diluted earnings per share     $   0.75  $   0.63  $   1.43  $   1.23

Cash dividends                 $   0.25  $   0.18  $   0.50  $   0.36

WEIGHTED AVERAGE SHARES
 OUTSTANDING
Basic shares outstanding
 (000's)                        323,519   323,898   323,661   323,858
Diluted shares outstanding
 (000's)                        329,880   329,818   329,624   329,756


(a) Sales for the 2006 quarter and year-to-date periods decreased $3 million and increased $10 million, respectively, from the incremental contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter and year-to-date periods increased $38 million and $66 million due to currency effects versus 2005.

(b) Other income (expense) - net for the 2006 quarter and year-to-date periods includes a $15 million benefit, $10 million after tax, related to insurance recoveries.

(c) 2006 results include stock option expense while 2005 reported results do not. Stock option expense for the 2006 quarter and year-to-date periods was $11 million or $7 million after tax, and $22 million or $14 million after tax, respectively. Comparable 2005 results are shown in the Appendix.



                    PRAXAIR, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Millions of dollars)
                              (UNAUDITED)

                                               June 30,   December 31,
                                                 2006         2005
                                              -----------  -----------
ASSETS
Cash and cash equivalents                    $        21  $       173
Accounts receivable - net                          1,453        1,386
Inventories                                          396          373
Prepaid and other current assets                     216          201
                                              -----------  -----------
TOTAL CURRENT ASSETS                               2,086        2,133

Property, plant and equipment - net                6,417        6,108
Goodwill                                           1,590        1,545
Other intangibles - net                               74           81
Other long-term assets                               672          624
                                              -----------  -----------
TOTAL ASSETS                                 $    10,839  $    10,491
                                              ===========  ===========

LIABILITIES AND EQUITY
Accounts payable                             $       576  $       639
Short-term debt                                      587          231
Current portion of long-term debt                    288          290
Other current liabilities                            882          841
                                              -----------  -----------
TOTAL CURRENT LIABILITIES                          2,333        2,001

Long-term debt                                     2,579        2,926
Other long-term liabilities                        1,455        1,460
                                              -----------  -----------
TOTAL LIABILITIES                                  6,367        6,387

Minority interests                                   203          202
Shareholders' equity                               4,269        3,902
                                              -----------  -----------
TOTAL LIABILITIES AND EQUITY                 $    10,839  $    10,491
                                              ===========  ===========





                    PRAXAIR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Millions of dollars)
                              (UNAUDITED)

                                        Quarter Ended   Year to Date
                                          June 30,        June 30,
                                       --------------- ---------------
                                         2006    2005    2006    2005
                                        ------  ------  ------  ------
OPERATIONS
 Net income                            $  247  $  209  $  472  $  404
 Depreciation and amortization            174     163     345     325
 Accounts receivable                      (55)    (21)    (76)    (59)
 Inventory                                 (4)    (11)    (20)    (23)
 Payables and accruals                     39      (4)    (15)     74
 Pension contributions                    (26)     (1)   (118)    (72)
 Other                                     17      55      47      30
                                        ------  ------  ------  ------
  Net cash provided by operating
   activities                             392     390     635     679
                                        ------  ------  ------  ------

INVESTING
 Capital expenditures                    (270)   (198)   (526)   (363)
 Acquisitions                              (3)     (3)     (6)     (5)
 Divestitures and asset sales               8       -      13      13
                                        ------  ------  ------  ------
  Net cash used for investing
   activities                            (265)   (201)   (519)   (355)
                                        ------  ------  ------  ------

FINANCING
 Debt increase (decrease) - net             4     (91)    (54)   (131)
 Excess tax benefit on stock option
  exercises                                 3       -      12       -
 Issuances of common stock                 68      65     156     126
 Purchases of common stock               (126)   (100)   (217)   (192)
 Cash dividends                           (80)    (58)   (161)   (116)
 Minority interest transactions and
  other                                    (7)     (3)     (5)     (7)
                                        ------  ------  ------  ------
  Net cash used for financing
   activities                            (138)   (187)   (269)   (320)

Effect of exchange rate changes on
 cash and cash equivalents                  -       -       1      (1)
                                        ------  ------  ------  ------

Change in cash and cash equivalents       (11)      2    (152)      3
Cash and cash equivalents, beginning-
 of-period                                 32      26     173      25
                                        ------  ------  ------  ------

Cash and cash equivalents, end-of-
 period                                $   21  $   28  $   21  $   28
                                        ======  ======  ======  ======



                    PRAXAIR, INC. AND SUBSIDIARIES
                          SEGMENT INFORMATION
                         (Millions of dollars)
                              (UNAUDITED)

                                     Quarter Ended     Year to Date
                                       June 30,          June 30,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
SALES (a)
 North America (b)                 $ 1,158  $ 1,097  $ 2,327  $ 2,157
 Europe (c)                            296      287      564      572
 South America (d)                     340      274      657      518
 Asia (e)                              155      137      302      259
 Surface Technologies (f)              127      124      252      240
                                    -------  -------  -------  -------
  Total sales                      $ 2,076  $ 1,919  $ 4,102  $ 3,746
                                    =======  =======  =======  =======

SEGMENT OPERATING PROFIT
 North America (b)                 $   215  $   161  $   415  $   327
 Europe (c)                             65       72      124      139
 South America (d)                      58       51      115       94
 Asia (e)                               28       24       51       46
 Surface Technologies (f)               16       14       29       25
                                    -------  -------  -------  -------
  Total operating profit           $   382  $   322  $   734  $   631
                                    =======  =======  =======  =======


(a) In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.

(b) North American 2006 sales for the quarter and year-to-date periods decreased $3 million and increased $10 million, respectively, from the contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter and year-to-date periods increased $16 million and $32 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $6 million for the quarter and $12 million for the year-to-date period. 2006 operating profit for both periods included a $15 million benefit related to insurance recoveries.

(c) European 2006 sales for the quarter and year-to-date periods decreased $8 million and $35 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $2 million for the year-to-date period.

(d) South American 2006 sales for the quarter and year-to-date periods increased $30 million and $73 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $2 million for the quarter and $4 million for the year-to-date period.

(e) Asian 2006 sales for the quarter and year-to-date periods increased $2 million and $3 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $2 million for the year-to-date period.

(f) Surface Technologies 2006 sales for the quarter and year-to-date periods decreased $2 million and $7 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $2 million for the year-to-date period.



                    PRAXAIR, INC. AND SUBSIDIARIES
                      QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                              (UNAUDITED)

                           2006          2005 SFAS 123R Revised (a)
                     ---------------- --------------------------------
                        Q2      Q1       Q4    Q3 (b)    Q2      Q1

FROM THE INCOME
 STATEMENT

Sales                $ 2,076 $ 2,026  $ 2,020 $ 1,890 $ 1,919 $ 1,827
Cost of sales          1,238   1,207    1,221   1,145   1,167   1,109
Selling, general and
 administrative          271     273      261     252     257     254
Depreciation and
 amortization            174     171      175     165     163     162
Research and
 development              22      21       23      19      20      20
Other income
 (expenses) - net         11      (2)      (5)     (2)     (1)     18
                     ---------------- --------------------------------
Operating profit         382     352      335     307     311     300
Interest expense -
 net                      41      38       40      40      41      42
Income taxes              90      83       76     160      60      66
Minority interests        (7)     (8)      (9)     (8)    (13)     (7)
Income from equity
 investments               3       2        4       2       5       4
                     ---------------- --------------------------------
Income before
 accounting change       247     225      214     101     202     189
Accounting
 change (c)                -       -       (6)      -       -       -
                     ---------------- --------------------------------
Net income           $   247 $   225  $   208 $   101 $   202 $   189
                     ================ ================================

PER SHARE DATA

Diluted earnings per
 share:
Income before
 accounting change   $  0.75 $  0.68  $  0.65 $  0.31 $  0.61 $  0.57
Accounting
 change (c)                -       -    (0.02)      -       -       -
                     ---------------- --------------------------------
Net income           $  0.75 $  0.68  $  0.63 $  0.31 $  0.61 $  0.57
                     ================ ================================
Cash dividends per
 share               $  0.25 $  0.25  $  0.18 $  0.18 $  0.18 $  0.18
Diluted weighted
 average shares
 outstanding (000's) 329,880 330,043  329,113 329,993 329,818 329,669

FROM THE BALANCE
 SHEET

Total debt           $ 3,454 $ 3,408  $ 3,447 $ 3,272 $ 3,327 $ 3,449
Total capital (d)      7,926   7,740    7,551   7,370   7,373   7,321
Debt-to-capital
 ratio (d)              43.6%   44.0%    45.6%   44.4%   45.1%   47.1%

FROM THE STATEMENT
 OF CASH FLOWS

Cash flow from
 operations          $   392 $   243  $   376 $   420 $   390 $   289
Capital expenditures     270     256      279     235     198     165
Acquisitions               3       3       36       3       3       2
Cash dividends            80      81       59      58      58      58

OTHER INFORMATION

Number of employees   27,532  27,231   27,306  27,222  27,134  27,082
After-tax return on
 capital (ROC) (d)      14.5%   13.7%    13.6%   12.5%   13.4%   12.4%

SEGMENT DATA

SALES (e)
North America        $ 1,158 $ 1,169  $ 1,185 $ 1,087 $ 1,097 $ 1,060
Europe                   296     268      258     258     287     285
South America            340     317      313     292     274     244
Asia                     155     147      148     136     137     122
Surface Technologies     127     125      116     117     124     116
                     ---------------- --------------------------------
    Total            $ 2,076 $ 2,026  $ 2,020 $ 1,890 $ 1,919 $ 1,827
                     ================ ================================
OPERATING PROFIT
North America        $   215 $   200  $   187 $   159 $   155 $   161
Europe                    65      59       60      62      71      66
South America             58      57       55      51      49      42
Asia                      28      23       24      23      23      21
Surface Technologies      16      13        9      12      13      10
                     ---------------- --------------------------------
    Total            $   382 $   352  $   335 $   307 $   311 $   300
                     ================ ================================


(a) 2006 results include the effect of expensing stock options. The 2005 SFAS 123R Revised results include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. Non-GAAP measures, see Appendix.

(b) The third quarter 2005 includes the impact of a $92 million ($0.28 per diluted share) income tax charge for the repatriation of foreign earnings and other tax adjustments.

(c) Represents charge to earnings related to conditional asset retirement obligations.

(d) Non-GAAP measure, see Appendix.

(e) In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.




                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that (i) its debt-to-capital ratio is appropriate for measuring its financial leverage; (ii) its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interests and shareholders' equity) and the adjusted ROC amount will help investors understand underlying performance on a comparable basis; and (iii) operating profit, net income and diluted EPS amounts that include pro-forma stock option expense in 2005 periods, help investors understand underlying performance on a comparable basis.



                               2006                  2005
                           -------------- ----------------------------
                             Q2     Q1      Q4     Q3     Q2     Q1
Total Capital
-------------
 Total debt                $3,454 $3,408  $3,447 $3,272 $3,327 $3,449
 Minority interests           203    207     202    225    225    221
 Shareholders' equity       4,269  4,125   3,902  3,873  3,821  3,651
                           -------------- ----------------------------
  Total Capital            $7,926 $7,740  $7,551 $7,370 $7,373 $7,321
                           ============== ============================

Debt-to-Capital Ratio        43.6%  44.0%   45.6%  44.4%  45.1%  47.1%
---------------------      ============== ============================

After-Tax Return on
 Capital (ROC)
-------------------

 Adjusted operating
  profit (a,c)             $  382 $  352  $  335 $  307 $  311 $  300
 Less: adjusted
  taxes (a,b)                 (90)   (83)    (76)   (68)   (60)   (66)
 Less: tax benefit on
 interest expense             (11)   (10)    (10)   (10)   (11)   (11)
 Add: income from
 equity investments             3      2       4      2      5      4
                           -------------- ----------------------------
 Net operating profit
 after-tax (NOPAT)         $  284 $  261  $  253 $  231 $  245 $  227

 Beginning capital         $7,740 $7,551  $7,370 $7,373 $7,321 $7,358
 Ending capital            $7,926 $7,740  $7,551 $7,370 $7,373 $7,321
 Average capital           $7,833 $7,646  $7,461 $7,372 $7,347 $7,340

 ROC %                        3.6%   3.4%    3.4%   3.1%   3.3%   3.1%

  ROC % (annualized)         14.5%  13.7%   13.6%  12.5%  13.4%  12.4%
                           ============== ============================


(a) Reported 2006 operating profit and taxes include the effect of expensing stock options while 2005 reported amounts do not. The 2005 operating profit and reported tax amounts have been adjusted to include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. See the following section "2005 FAS 123R Revised," for the calculation of these non-GAAP measures.

(b) The third quarter 2005 excludes the impact of a $92 million income tax charge for the repatriation of foreign earnings and other tax adjustments.

(c) The second quarter 2006 includes the impact of a $15 million benefit related to insurance recoveries which increased annualized ROC by 0.5% for the quarter.




2005 SFAS 123R Revised Income Statement Amounts ("Revised")
-----------------------------------------------------------

                        First Quarter 2005      Second Quarter 2005
                     ------------------------ ------------------------
                     Reported Adj.(a) Revised Reported Adj.(a) Revised
                     -------- ------- ------- -------- ------- -------

Praxair
 Consolidated:
 Sales                $1,827  $    -  $1,827   $1,919  $    -  $1,919
 Cost of sales         1,109       -   1,109    1,167       -   1,167
 Selling, general
  and administrative     245      (9)    254      247     (10)    257
 Depreciation and
  amortization           162       -     162      163       -     163
 Research and
  development             20       -      20       19      (1)     20
 Other income
  (expense) - net         18       -      18       (1)      -      (1)
                       ------  ------  ------   ------  ------  ------
 Operating profit        309      (9)    300      322     (11)    311
 Interest expense -
  net                     42       -      42       41       -      41
                       ------  ------  ------   ------  ------  ------
 Income before
  income taxes           267      (9)    258      281     (11)    270
 Income taxes             69      (3)     66       64      (4)     60
                       ------  ------  ------   ------  ------  ------
                         198      (6)    192      217      (7)    210
 Minority interests       (7)      -      (7)     (13)      -     (13)
 Income from equity
  investments              4       -       4        5       -       5
                       ------  ------  ------   ------  ------  ------
 Income before
  accounting change      195      (6)    189      209      (7)    202
 Cumulative effect
  of accounting
  change                   -       -       -        -       -       -
                       ------  ------  ------   ------  ------  ------
 Net Income           $  195  $   (6) $  189   $  209  $   (7) $  202
                       ======  ======  ======   ======  ======  ======

 Per share data
 Basic earnings per
  share               $ 0.60   (0.02) $ 0.58   $ 0.65   (0.02) $ 0.63
 Diluted earnings
  per share           $ 0.59   (0.02) $ 0.57   $ 0.63   (0.02) $ 0.61

Segment Operating
 Profit:
 North America        $  166      (5) $  161   $  161      (6) $  155
 Europe                   67      (1)     66       72      (1)     71
 South America            43      (1)     42       51      (2)     49
 Asia                     22      (1)     21       24      (1)     23
 Surface
  Technologies            11      (1)     10       14      (1)     13
                       ------  ------  ------   ------  ------  ------
 Total                $  309      (9) $  300   $  322     (11) $  311
                       ------  ------  ------   ------  ------  ------


                        Third Quarter 2005      Fourth Quarter 2005
                     ------------------------ ------------------------
                     Reported Adj.(a) Revised Reported Adj.(a) Revised
                     -------- ------- ------- -------- ------- -------
Praxair
 Consolidated:
 Sales                $1,890  $    -  $1,890   $2,020  $    -  $2,020
 Cost of sales         1,144      (1)  1,145    1,221       -   1,221
 Selling, general
  and administrative     243      (9)    252      252      (9)    261
 Depreciation and
  amortization           165       -     165      175       -     175
 Research and
  development             19       -      19       22      (1)     23
 Other income
  (expense) - net         (2)      -      (2)      (5)      -      (5)
                       ------  ------  ------   ------  ------  ------
 Operating profit        317     (10)    307      345     (10)    335
 Interest expense -
  net                     40       -      40       40       -      40
                       ------  ------  ------   ------  ------  ------
 Income before
  income taxes           277     (10)    267      305     (10)    295
 Income taxes            163      (3)    160       80      (4)     76
                       ------  ------  ------   ------  ------  ------
                         114      (7)    107      225      (6)    219
 Minority interests       (8)      -      (8)      (9)      -      (9)
 Income from equity
  investments              2       -       2        4       -       4
                       ------  ------  ------   ------  ------  ------
 Income before
  accounting change      108      (7)    101      220      (6)    214
 Cumulative effect
  of accounting
  change                   -       -       -       (6)      -      (6)
                       ------  ------  ------   ------  ------  ------
 Net Income           $  108  $   (7) $  101   $  214  $   (6) $  208
                       ======  ======  ======   ======  ======  ======

 Per share data
 Basic earnings per
  share               $ 0.33   (0.02) $ 0.31   $ 0.66   (0.02) $ 0.64
 Diluted earnings
  per share           $ 0.33   (0.02) $ 0.31   $ 0.65   (0.02) $ 0.63

Segment Operating
 Profit:
 North America        $  165      (6) $  159   $  193      (6) $  187
 Europe                   63      (1)     62       61      (1)     60
 South America            52      (1)     51       56      (1)     55
 Asia                     24      (1)     23       25      (1)     24
 Surface
  Technologies            13      (1)     12       10      (1)      9
                       ------  ------  ------   ------  ------  ------
 Total                $  317     (10) $  307   $  345     (10) $  335
                       ------  ------  ------   ------  ------  ------


(a) Pro-forma adjustments reflect the impact of expensing stock options and include a change in expense recognition related to full- retirement eligible employees (see Note 1 on page 47 of the 2005 Annual Report.)

    CONTACT: Praxair, Inc.
             Media:
             Susan Szita Gore, 203-837-2311
             susan_szita-gore@praxair.com
             or
             Investors:
             Elizabeth Hirsch, 203-837-2354
             liz_hirsch@praxair.com